Exhibit 99.4

Dialogic Corporation Plans to Acquire NMS Communications Corporation Communications Platform business

September 12, 2008

Questions and Answers

Q1:                           What was announced today?

A1:                             Dialogic Corporation (“Dialogic”) announced today that it has entered into a definitive agreement with NMS through which Dialogic plans to acquire the NMS Communications Platforms business.

Q2:                           Is this the whole of NMS?  Which products are involved?

A2:                             This is for the NMS Communications Platforms business.  The products in that division include PacketMedia Host Media Processing, the AG series, TX series, CG series, MG series, and Vision server family of products.  The only portion of the NMS business that stays with the publicly traded company is the Live Wire Mobile business.

Q3:                           Why do you use the words “plan to acquire”?  Isn’t this a done deal?

A3:                             No, the deal is not completed.  Dialogic has entered into an agreement to purchase the NMS Communications Platforms business.  The purchase and sale is subject to NMS shareholder approval.  Therefore, NMS needs to inform its shareholders and they need to vote in favor of the deal.  Also deals of this nature may be subject to regulatory approval and therefore should any approvals be required they would need to be obtained before the deal is consummated.

Q4:                           How long does this take?

A4:                             Every deal is different and it’s hard to put definitive timelines on any acquisition, but we expect that the deal should close during the fourth quarter of this year.

Q5:                           How do I order products right now?

A5:                             The current order mechanism is unchanged.

Q6:                           Will my distributor change?

A6:                             The current order mechanism is unchanged.

Q7:                           Where can I ask additional questions?

A7:                             Contact your current sales or support team.

Important Additional Information Will Be Filed With The SEC

NMS plans to file with the Securities and Exchange Commission (the “SEC”) and mail to its stockholders a proxy statement in connection with the proposed sale of the NMS Communications Platforms business and the other corporate matters described therein.  The proxy statement will contain important information about NMS, Dialogic, the proposed sale of the NMS Communications Platforms business and the other corporate matters described therein.  NMS Investors and security holders are urged to read the proxy statement carefully when it is available before making any voting or investment decision with respect to the proposed sale of the NMS Communications Platforms business and the other corporate matters described therein.

NMS Investors and security holders will be able to obtain free copies of the proxy statement and other documents filed with the SEC by NMS through the web site maintained by the SEC at www.sec.gov.

In addition, NMS investors and security holders will be able to obtain free copies of the proxy statement from NMS by contacting Karen Cameron at 100 Crossing Boulevard, Framingham, MA, 01702 or 508-271-1000.

NMS, Dialogic, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies with respect to the proposed sale of the NMS Communications Platforms business and the other corporate matters set forth in the proxy statement.  Information regarding NMS’s directors and executive officers and their ownership of NMS Shares is contained in NMS’s annual report on Form 10-K for the year ended December 31, 2007 and its proxy statement for NMS’s Annual Meeting of Stockholders which was filed with the SEC on April 22, 2008, and is supplemented by other public filings made, and to be made, with the SEC.  A more complete description will be available in the proxy statement filed in connection with the proposed sale of the NMS Communications Platforms business.  NMS Investors and security holders may obtain additional information regarding the direct and indirect interests of NMS, Dialogic, and their respective directors and executive officers with respect to the proposed sale of the NMS Communications Platforms business by reading the proxy statement and other filings referred to above.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this document regarding the proposed sale of the NMS Communications Platforms business to Dialogic, the expected timetable for completing the transaction, future financial and operating results of NMS and Dialogic, benefits and synergies of the transaction, future opportunities and future products of NMS and Dialogic, and any other statements regarding NMS’s or Dialogic’s future expectations, beliefs, goals or prospects constitute forward-looking statements made within the meaning of the Private Securities Litigation Reform Act of 1995.  Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered forward-looking statements.  A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, including the parties’ ability to consummate the transaction; the conditions to the completion of the transaction, including approval of the proposed sale of the NMS Communications Platforms business to Dialogic by NMS’s stockholders and receipt of required regulatory approvals; the possibility that Dialogic may be unable to achieve expected synergies and operating efficiencies within the expected time-frames or at all and to successfully integrate NMS Communications Platforms business operations into those of Dialogic; such integration may be more difficult, time-consuming or costly than expected; revenues following the transaction may be lower than expected; operating costs, customer loss and business disruption (including, without limitation, difficulties in  maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the transaction; fluctuations in financial results; and other risks.  Dialogic assumes no obligation to update the information in this communication, except as otherwise required by law.  Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. Any reference to our website in this document is not intended to incorporate the contents thereof into this document or any other public announcement.